UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADVISION, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3184303
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 Seaport Blvd, Suite 210
Redwood City, California	94063
(Address of principal executive offices)	(Zip code)

Amended and Restated 2006 Equity Incentive Plan

(Full Title of the Plan)

Pehong Chen

Chairman of the Board, President, and Chief Executive Officer

BroadVision, Inc.

1700 Seaport Boulevard, Suite 210, Redwood City, California 94063

(650) 331-1000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth L. Guernsey

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer”, "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Shares of Common Stock, par value $.0001 per share, reserved for future issuance under the Amended and Restated 2006 Equity Incentive Plan	15,767	$6.80	$107,215.60	$10.80

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this registration statement shall also cover any additional shares of Common Stock issuable under the registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) by reason of any stock splits, stock dividends, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase or decrease in the number of outstanding shares of the registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Market on April 13, 2016.

EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 15,767 shares of the registrant’s Common Stock to be issued pursuant to the registrant’s Amended and Restated 2006 Equity Incentive Plan. The contents of the registrant’s earlier registration statements on Form S-8 related to the Amended and Restated 2006 Equity Incentive Plan, previously filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2006 (No. 333-138461), on May 8, 2009 (No. 333-159075), on March 5, 2010 (No. 333-165276), on March 8, 2012 (No. 333-179987), on March 15, 2013 (No. 333-187310), on March 14, 2014 (No. 333-194568) and on March 13, 2015 (No. 333-202730) relating to the registrant’s Amended and Restated 2006 Equity Incentive Plan are hereby incorporated herein by reference and made a part hereof.

PART II

ITEM 3.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents have been filed by the Registrant with the SEC and are incorporated herein by reference:

•	the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on April 14, 2016;
•	the registrant’s Current Report on Form 8-K, filed with the SEC on April 7, 2016; and
•

the description of the registrant’s common stock set forth in its registration statement on Form 8-A, filed with the SEC on November 4, 2008, including any further amendments thereto or reports filed for the purposes of updating this description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of the registrant’s common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(4)	Amended and Restated Bylaws.
4.5(5)	Registration Rights Agreement, dated November 10, 2004, among the Company and certain investors listed on Exhibit A thereto.
4.6(6)	Registration Rights Agreement, dated March 8, 2006, between the Company and Honu Holdings LLC.
5.1	Opinion of Cooley, LLP.

23.1	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(7)	Amended and Restated 2006 Equity Incentive Plan.

 (1) Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed as Exhibit 3.1 thereto on April 19, 1996 as amended by Amendment No. 1 filed on May 9, 1996, Amendment No. 2 filed on May 29, 1996 and Amendment No. 3 filed on June 17, 1996, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2007 and incorporated herein by reference (File No. 000-28252).

(3) Previously filed as Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008 and incorporated herein by reference (File No. 000-28252).

(4) Previously filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on October 16, 2008, and incorporated herein by reference (File No. 000-28252).

(5) Previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on December 20, 2004, and incorporated herein by reference (File No. 333-121430).

(6) Previously filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed on June 9, 2006, and incorporated herein by reference (File No. 000-28252).

(7) Previously filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on May 8, 2009, and incorporated herein by reference (Registration No. 333-159075).

ITEM 9. UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) (the "Exchange Act") that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 14th day of April,  2016.

ehong

BroadVision, Inc.
	By:	/s/Pehong Chen
Pehong Chen
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pehong Chen as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Pehong Chen Pehong Chen	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	April 14, 2016

/s/ Peter Chu Peter Chu	Chief Financial Officer and Vice President of Strategy and Product Management (Principal Financial and Accounting Officer)	April 14, 2016

/s/ James D. Dixon James D. Dixon	Director	April 14, 2016

/s/ Robert Lee Robert Lee	Director	April 14, 2016

François Stieger	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(4)	Amended and Restated Bylaws.
4.5(5)	Registration Rights Agreement, dated November 10, 2004, among the Company and certain investors listed on Exhibit A thereto.
4.6(6)	Registration Rights Agreement, dated March 8, 2006, between the Company and Honu Holdings LLC.
5.1	Opinion of Cooley, LLP.

23.1	Consent of OUM & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley, LLP is contained in Exhibit 5.1 to this registration statement.

24.1	Power of Attorney is contained on the signature pages.

99.1(7)	Amended and Restated 2006 Equity Incentive Plan.

(1) Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed as Exhibit 3.1 thereto on April 19, 1996 as amended by Amendment No. 1 filed on May 9, 1996, Amendment No. 2 filed on May 29, 1996 and Amendment No. 3 filed on June 17, 1996, and incorporated herein by reference.

(2) Previously filed as Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 27, 2007 and incorporated herein by reference (File No. 000-28252).

(3) Previously filed as Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2008 and incorporated herein by reference (File No. 000-28252).

(4) Previously filed as Exhibit 3.4 to the Company's Current Report on Form 8-K filed on October 16, 2008, and incorporated herein by reference (File No. 000-28252).

(5) Previously filed as Exhibit 4.4 to the Company's Registration Statement on Form S-1 filed on December 20, 2004, and incorporated herein by reference (File No. 333-121430).

(6) Previously filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K filed on June 9, 2006, and incorporated herein by reference (File No. 000-28252).

(7) Previously filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed on May 8, 2009, and incorporated herein by reference (File No. 333-159075).